                                                                 Exhibit 10.6




                           SUPPORT SERVICES AGREEMENT


                                  BY AND AMONG


                      RELIANT ENERGY POWER GENERATION, INC.


                                       AND


                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS LLC

                      RELIANT ENERGY MARYLAND HOLDINGS LLC

                     RELIANT ENERGY NEW JERSEY HOLDINGS LLC

                   RELIANT ENERGY NORTHEAST MANAGEMENT COMPANY

                                       AND

                       RELIANT ENERGY POWER SERVICES, INC.







                           DATED AS OF AUGUST 24, 2000


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                                TABLE OF CONTENTS

Section                                                                                                        Page
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
SECTION 1 DEFINITIONS AND EXPLANATION OF TERMS....................................................................1
SECTION 2 TERM OF AGREEMENT.......................................................................................6
SECTION 3 PROVISION OF SERVICES...................................................................................6
SECTION 4 COMPENSATION............................................................................................7
SECTION 5 EARLY TERMINATION.......................................................................................8
SECTION 6 METHOD OF PAYMENT.......................................................................................9
SECTION 7 FORCE MAJEURE..........................................................................................11
SECTION 8 EVENTS OF DEFAULT......................................................................................11
SECTION 9 WAIVER.................................................................................................14
SECTION 10 REPRESENTATIONS, WARRANTIES AND COVENANTS.............................................................15
SECTION 11 LIABILITY OF PARTIES..................................................................................18
SECTION 12 ASSIGNMENT; ADDITIONAL COMPANIES......................................................................20
SECTION 13 AMENDMENT.............................................................................................20
SECTION 14 NOTICES...............................................................................................21
SECTION 15 APPLICABLE LAW; SUBMISSION TO JURISDICTION............................................................22
SECTION 16 SEVERABILITY..........................................................................................22
SECTION 17 ENTIRE AGREEMENT......................................................................................22
SECTION 18 NO THIRD PARTY BENEFICIARIES..........................................................................23
SECTION 19 COUNTERPARTS..........................................................................................23
SECTION 20 INFORMATION AND CONFIDENTIALITY.......................................................................23
SECTION 21 INDEPENDENT CONTRACTOR................................................................................23



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                           SUPPORT SERVICES AGREEMENT

         This Support Services Agreement is made and entered into as of the 24th day of August, 2000 by and among Reliant Energy Power Generation, Inc., a Delaware corporation ("REPG"), and Reliant Energy Mid-Atlantic Power Holdings LLC, a Delaware limited liability company, Reliant Energy Maryland Holdings LLC, a Delaware limited liability company, Reliant Energy New Jersey Holdings LLC, a Delaware limited liability company, Reliant Energy Northeast Management Company, a Pennsylvania corporation, and Reliant Energy Power Services, Inc., a Delaware corporation (each individually, a "Company" and collectively, the "Companies"). REPG and the Companies may hereinafter be referenced individually as a "Party" and together as the "Parties."

                                    RECITALS

         A. The Companies have ownership interests in, lease or operate electric generation facilities located in Pennsylvania, New Jersey and Maryland in respect of which they require support services.

         B. REPG and its Affiliates (as defined below) employ personnel, and, from time to time, engage others, to provide certain of these support services.

         C. REPG is willing to provide, or arrange for the provision of, those support services to the Companies in accordance with, and subject to, the terms and conditions hereof.

         In consideration of the mutual covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

                                   SECTION 1
                      DEFINITIONS AND EXPLANATION OF TERMS

         1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

         "Actual Cost" means, in respect of a set of Services provided by REPG at the request of a Company, the actual cost incurred by REPG to provide that set of Services to that Company, including (without duplication) payments to REPG's Affiliates, employees, subcontractors, representatives and agents; payments to the Service Providers; personnel time; transportation costs; employee benefits; employee relocation costs; reproduction costs; costs of any permits, fees, licenses and royalties; broker's fees, premiums and other charges on all bonds and insurance policies; in the case of direct unburdened costs of REPG employees and officers, an allocation of REPG's general and administrative expenses and other overhead expenses at a rate determined by an officer of REPG having responsibility for significant accounting reports; and Taxes (other than income Tax), fees and other costs and expenses; for the avoidance of doubt, "Actual Cost" shall be determined so that REPG is compensated for the full amount of the actual cost incurred by REPG to provide that set of Services to that Company but without profit.



                   Signature Page to Support Service Agreement

         "Affiliate" means, with respect to a Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of more than 50% of the voting securities, by contract or otherwise.

         "Agreement" means this Support Services Agreement, including all amendments hereto that may be made from time to time.

         "Bankruptcy" means, with respect to a Party, (a) an adjudication of bankruptcy or insolvency or the entry of an order for relief under any applicable Bankruptcy Law with respect to such Party; (b) the making by such Party of an assignment for the benefit of its creditors; (c) the filing by such Party of a petition in bankruptcy or for relief under any Bankruptcy Law; (d) the filing against such Party of any petition in bankruptcy or for relief under any Bankruptcy Law (unless such petition is dismissed within 90 days from the date of filing thereof); (e) the filing by such Party of an answer or pleading admitting or failing to contest the material allegations of any such petition;
(f) the appointment of a trustee, conservator or receiver for such Party or for all or substantially all of its assets (unless such appointment is vacated or stayed within 90 days of such appointment); (g) the taking by such Party of any action for its winding up or liquidation; or (h) the consent by such Party to any of the actions described in clauses (a) through (g) being taken against it.

         "Bankruptcy Law" means any bankruptcy, insolvency, moratorium, receivership or similar Law.

         "Business Day" means any day other than Saturday or Sunday on which commercial banks are authorized to open for business in New York, New York.

         "Company" and "Companies" have the meanings given such terms in the first paragraph of this Agreement.

         "Company Representative" has the meaning given such term in Section
3.3.

         "Company Related Persons" means the Companies and their Affiliates and their respective agents, representatives, contractors and subcontractors and their respective agents, representatives, contractors and subcontractors and the partners, members, participants, principals, shareholders, directors, trustees, officers and employees of each of them; provided, however, that Company Related Persons shall not include REPG or Service Providers that are Affiliates of REPG.

         "Confidential Information" has the meaning given such term in Section
20.

         "Contract Year" means (a) the period commencing on the date hereof and ending on December 31, 2000, and (b) each calendar year thereafter; provided, however, that, for the calendar year in which this Agreement expires or terminates, Contract Year shall mean the



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period commencing on the first day of such calendar year or on the date hereof, as the case may be, and ending on the date of such expiration or termination.

         "Damages" has the meaning given such term in Section 11.1.

         "Dollars" and "$" means the lawful currency of the United States of America.

         "Early Termination Date" means, in respect of a notice of termination delivered pursuant to Section 5, the later of (a) the date specified in that notice of termination and (b) the date that occurs six months after receipt of that notice of termination by all Parties to which that notice is required to be delivered in accordance with Section 5.

         "Event of Default" means any of the events listed in Sections 8.1 and 8.2.

         "Facilities" means the electric generation facilities in which the Companies have or may, from time to time, have ownership interests or which the Companies lease or operate or may, from time to time, lease or operate.

         "FERC" means the Federal Energy Regulatory Commission or any similar or successor Governmental Body exercising the same or equivalent jurisdiction.

         "Financing Parties" means the lenders and equity investors and potential lenders and equity investors (including any trustee or agent on behalf of such lenders and equity investors or potential lenders and equity investors) providing or potentially providing financing or refinancing to the Companies for the acquisition, ownership, operation, maintenance or leasing of the Facilities, whether that financing or refinancing takes the form of private debt or equity, public debt or equity or any other form.

         "Force Majeure" means, in respect of a Non-Performing Party, an event beyond the reasonable control of the Non-Performing Party that the Non-Performing Party is unable to prevent, avoid or overcome through the exercise of diligent efforts and that is not the result of the Non-Performing Party's fault or negligence or failure to comply with any provision of this Agreement. The following events, among others, shall, to the extent they meet the requirements set forth in the immediately foregoing sentence, constitute Force Majeure: act of God; landslide; lightning; earthquake; fire; explosion; flood; storm; hurricane; tornado; storm; insurrection; war; blockade; riot; civil disturbance; sabotage; and embargo.

         "Governmental Body" means any federal, state, local, municipal or other government; any governmental, regulatory or administrative agency, commission or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

         "Governmental Requirements" means all Laws, ordinances, statutes, codes, rules, regulations (including zoning and subdivision regulations), orders, directives and decrees of any Governmental Body, including all authorizations, consents, decisions, findings, approvals, registrations, exemptions, permits and licenses with or from any Governmental Body.



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         "Indemnified Party" has the meaning given such term in Section 11.1.

         "Indemnifying Party" has the meaning given such term in Section 11.1.

         "Law" means any constitution, charter, act, statute, law, ordinance, code, rule, regulation, order, Permit or other applicable legislative or administrative action of any Governmental Body.

         "Non-Paying Party" has the meaning given such term in Section 6.6.

         "Non-Performing Party" has the meaning given such term in Section 7.

         "Notice of Intent to Terminate" has the meaning given such term in
Section 8.3.

         "Participation Agreement" means each of the three Participation Agreements dated as of August 24, 2000 among Reliant Energy Mid-Atlantic Power Holdings LLC, as Facility Lessee, Wilmington Trust Company, not in its individual capacity (except as expressly provided therein) but solely as Lessor Manager, Bankers Trust Company, not in its individual capacity (except as expressly provided therein) but solely as Lease Indenture Trustee and Pass Through Trustee, and specified other entities, as Owner Lessor and Owner Participant, as amended or modified from time to time.

         "Party" and "Parties" have the meanings given such terms in the first paragraph of this Agreement.

         "Paying Party" has the meaning given such term in Section 6.6.

         "Person" means any individual, partnership, corporation, limited liability company, association, business, trust, Governmental Body or other entity.

         "Reliant" means Reliant Energy, Incorporated, a Texas corporation.

         "REPG" has the meaning given such term in the first paragraph of this Agreement.

         "REPG Related Persons" means REPG and its Affiliates and their respective agents, representatives, contractors and subcontractors and their respective agents, representatives, contractors and subcontractors and the partners, members, participants, principals, shareholders, directors, trustees, officers and employees of each of them; provided, however, that REPG Related Persons shall not include the Companies.

         "REPG Representative" has the meaning given such term in Section 3.4.

         "Service Arrangement" means an arrangement with a Service Provider in whole or in part for the supply of a Service or Services to a Facility or Facilities.

         "Service Provider" has the meaning given to such term in Section 3.1.



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         "Services" means services in support of the operation of electric generating assets, including direction of work; technical or commercial information or data; consulting; staff augmentation; corporate administrative functions such as accounting services (including the preparation of management reports, performance of internal auditing services and the procurement of audits), information technology and data processing services, human resource services and benefit planning and administration; preparation and submission of filings under any Law, regulation or ordinance and procuring and maintaining governmental approvals and permits; legal services; tax planning and preparation of administrative tax reports and returns; risk management services and procurement of insurance; finance; cash management and treasury services; purchasing of materials, supplies and equipment; office administration; information technology; engineering; construction management; environmental; safety; and any other service of this general administrative nature.

         "Tax" means any (a) income, ad valorem, property, occupation, severance, production, extraction, first use, conservation, Btu or Energy, gathering, transport, pipeline, utility, gross receipts, municipal usage or easement, gas or oil revenue, gas or oil import, privilege, sales, use, consumption, excise, lease, transaction, stamp and other or new tax, (b) fee (including documentation, license and registry fees), (c) charge, (d) license,
(e) levy, (f) duty, (g) permit, (h) assessment or (i) withholding of any type, in each case, as may be imposed, collected or established by any Governmental Body, together with any penalty, fine, surcharge, increase or interest on any of the foregoing that may be imposed, collected or established by any Governmental Body.

         "Term" has the meaning given such term in Section 2.

         "Termination for Default Date" means, in respect of a Termination for Default Notice, the later of (a) the date specified in that Termination for Default Notice and (b) the date of receipt of that Termination for Default Notice by all Parties to which that Termination for Default Notice is required to be delivered in accordance with Section 8.3.

         "Termination for Default Notice" has the meaning given such term in
Section 8.3.

         "Units" means the electric generating units of the Facilities.

         1.2 Rules of Construction. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter and vice versa. The terms "include," "includes" and "including" shall be deemed to be followed by the words "without limitation." The word "month" shall mean "calendar month" unless otherwise specified. Each reference to a Section shall be a reference to a Section of this Agreement unless otherwise specified. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement. A reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made. Section titles are for the convenience of the Parties and have no effect on the meaning of this Agreement. The Parties acknowledge that each Party and its counsel have reviewed and revised



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this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         1.3 Consents. Wherever the consent or approval of any Party is required under this Agreement, such consent or approval shall not be unreasonably withheld, unless this Agreement provides that such consent or approval is to be given by such Party at its sole or absolute discretion or is otherwise qualified.

                                    SECTION 2
                                TERM OF AGREEMENT

         This Agreement shall become effective when executed by all Parties. Unless otherwise terminated pursuant to its terms, this Agreement shall continue to be in effect until the 30th anniversary of its execution by all Parties (such period of effectiveness, the "Term").

                                    SECTION 3
                              PROVISION OF SERVICES

         3.1 Services. Upon reasonable request given by any Company from time to time in accordance with Section 3.5 for the provision of Services under this Agreement, REPG shall, subject to the terms and conditions set forth in this Agreement, provide those Services directly or, in its sole discretion, cause those Services to be provided by an Affiliate or other contractor, subcontractor or supplier of goods or services (any such provider of Services other than REPG, a "Service Provider"). Unless otherwise expressly specified in this Agreement, REPG shall have sole discretion as to the means, methods and techniques to be used in the provision of Services. REPG shall devote such time in providing the Services hereunder as is reasonably necessary to perform the Services in all material respects. REPG shall have no obligation to provide a Service to the extent that (a) REPG or its Affiliates are not providing that Service in respect of the electric generating assets of REPG or its subsidiaries (other than the Companies) or (b) that, using commercially reasonable efforts, that Service is not available on commercially reasonable terms. In providing a Service on behalf of a Company under this Agreement, REPG shall have the option to (x) provide that Service directly, (y) execute and administer a Service Arrangement on behalf of that Company in the capacity of agent for that Company (in which case, that Company may be directly responsible to the Service Provider for the obligations and liabilities under that Service Arrangement) or (z) enter directly into a Service Arrangement with a Service Provider and cause that Service Provider to provide that Service to that Company.

         3.2 Standard of Performance and Personnel. REPG shall, and shall cause the Service Providers, to perform the Services with the same degree of care, skill and prudence customarily exercised by REPG and its Affiliates (other than the Companies) in respect of the electric generating assets of REPG or its subsidiaries (other than the Companies) and in material compliance with applicable Governmental Requirements.

         3.3 Company Documentation, Personnel and Cooperation. Each Company shall furnish, or cause to be furnished, to REPG, at that Company's expense, any personnel, information, documentation, services and materials that are not required to be provided by REPG under this Agreement and that are necessary or useful or reasonably requested by REPG to



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perform the Services or fulfill its other obligations under this Agreement. That personnel, information, documentation, services and materials shall be made available at such times and in such manner as may be reasonably required by REPG for the expeditious and orderly performance of the Services and fulfillment of its other obligations under this Agreement. Promptly after execution of this Agreement, each Company shall appoint and designate in writing to REPG a representative (each, a "Company Representative") who shall be authorized and empowered to act for and on behalf of that Company on all matters concerning this Agreement other than any amendments or modifications to this Agreement under Section 13. Each Company shall fully cooperate with REPG and take such actions as are reasonably necessary or reasonably requested by REPG to assist REPG in performing the Services or fulfilling its other obligations under this Agreement.

         3.4 REPG Representative. Promptly after execution of this Agreement, REPG shall appoint and designate in writing to each Company a representative ("REPG Representative") who shall be authorized and empowered to act for and on behalf of REPG on all matters concerning this Agreement other than any amendments or modifications to this Agreement under Section 13.

         3.5 Communicating Requests for Services. Each Company shall have the right to request Services from REPG in accordance with the terms and conditions of this Agreement, provided that such request shall be made in sufficient time so as to provide REPG, using commercially reasonable efforts, the opportunity to provide, or make arrangements for, the requested Services. Each Company may make such request orally or in writing through its Company Representative.

         3.6 Methods of Communication. The Parties consent without further notice to the recording of any and all conversations on the telephone lines used for communicating requests and instructions related to the Services performed by REPG under this Agreement. The contents of such recordings may be introduced into evidence and all objections to the introduction of those contents into evidence based on principles of Statutes of Fraud or the Parol Evidence Rule are hereby waived.

                                    SECTION 4
                                  COMPENSATION

         4.1 Compensation. Subject to Section 4.2, each Company shall pay to REPG the Actual Cost of the Services provided by REPG at the request of that Company in accordance with Section 6.

         4.2 Subordination. Except to the extent set forth in the penultimate sentence of this Section 4.2, the amounts owing to REPG from a Company under
Section 4.1 shall be due and paid to REPG only when and to the extent such Company is permitted to pay those amounts as a "Restricted Payment" (as that term is defined in Appendix A to the relevant Participation Agreement) under the Operative Documents (as that term is defined in Appendix A to the relevant Participation Agreement) with all unpaid amounts accumulated until payment is permitted under this Section 4.2. The parties to each Participation Agreement shall be third-party beneficiaries of this provision. For purposes of Sections
6.3 and 6.4 only, the amounts owing to



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REPG under Section 4.1 shall be deemed due whenever those amounts would have been due but for the provisions of this Section 4.2. For the avoidance of doubt, payments required to be made by a Company directly to a Service Provider under a Service Arrangement shall not be restricted by this Section 4.2 and shall be due and paid by the Company in accordance with the terms of the Service Arrangement.

                                    SECTION 5
                                EARLY TERMINATION

         Notwithstanding anything to the contrary in this Agreement, any Party shall have the unconditional right, at its sole discretion, to terminate this Agreement in respect of all Services or a particular Service or particular Services at any time by providing six months' prior notice to each Party to which the termination shall apply. (For the avoidance of doubt, each Company shall be entitled to deliver a notice of termination pursuant to this Section 5 only to REPG.) The notice of termination delivered pursuant to this Section 5 shall specify the Service or Services to which the termination shall apply, the date as of which the termination shall apply and, in the case of a notice of termination delivered by REPG, the Company or Companies to which the termination shall apply.

         5.1 Notice of Termination by a Company.

                  5.1.1 Termination in respect of All Services. If any Company provides to REPG notice of termination of this Agreement in respect of all Services in accordance with this Section 5, this Agreement shall, on the corresponding Early Termination Date, terminate in its entirety in respect of that Company but continue in full force and effect with respect to all Services to all other Companies that were being provided by REPG to those Companies prior to the corresponding Early Termination Date.

                  5.1.2 Termination in respect of a Particular Service or Particular Services. If any Company provides to REPG notice of termination of this Agreement only in respect of a particular Service or particular Services in accordance with this Section 5, this Agreement shall, on the corresponding Early Termination Date, terminate in respect of that Service or those Services to that Company but continue in full force and effect with respect to all other Services to that Company that were being provided by REPG to that Company prior to the corresponding Early Termination Date and all Services to all other Companies that were being provided by REPG to those Companies prior to the corresponding Early Termination Date.

         5.2 Notice of Termination by REPG.

                  5.2.1 Termination in respect of All Services to All Companies. If REPG provides to all Companies notice of termination of this Agreement in respect of all Services to all Companies in accordance with this Section 5, this Agreement shall, on the corresponding Early Termination Date, terminate in its entirety.

                  5.2.2 Termination in respect of All Services to at Least One but not All Companies. If REPG provides to at least one but not all Companies notice of termination



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         in respect of all Services to that Company or those Companies in accordance with this Section 5, this Agreement shall, on the corresponding Early Termination Date, terminate in its entirety in respect of the specified Company or Companies but continue in full force and effect with respect to all Services to all other Companies that were being provided by REPG to those Companies prior to the corresponding Early Termination Date.

                  5.2.3 Termination only in respect of a Particular Service or Particular Services to All Companies. If REPG provides to all Companies notice of termination only in respect of a particular Service or particular Services to all Companies in accordance with this Section 5, this Agreement shall, on the corresponding Early Termination Date, terminate in respect of that Service or those Services to all Companies but continue in full force and effect with respect to all other Services to all Companies that were being provided by REPG to those Companies prior to the corresponding Early Termination Date.

                  5.2.4 Termination in respect of a Particular Service or Particular Services to at Least One but not All Companies. If REPG provides to at least one but not all Companies notice of termination only in respect of a particular Service or particular Services to that Company or those Companies in accordance with this Section 5, this Agreement shall, on the corresponding Early Termination Date, terminate in respect of that Service or those Services to the specified Company or Companies but continue in full force and effect with respect to all other Services to the specified Company or Companies that were being provided by REPG to that Company or those Companies prior to the corresponding Early Termination Date and all Services to all other Companies that were being provided by REPG to those Companies prior to the corresponding Early Termination Date.

No Party shall have any liability or obligation to the other Parties arising out of a termination of this Agreement in whole or in part in accordance with this
Section 5. Notwithstanding the foregoing and subject to Sections 8.4, 11.2, 11.3, 11.4 and 11.5, termination of this Agreement in whole or in part in accordance with this Section 5 does not relieve the Parties of any liability or obligation for amounts owing in respect of the period prior to that termination.

                                    SECTION 6
                                METHOD OF PAYMENT

         6.1 Invoicing and Payment. In each month commencing with the second month of the Term and continuing until the month following the end of the Term, REPG shall submit to each Company, on or before the tenth Business Day of the month, an invoice as described in Section 6.2. Subject to Sections 4.2 and 6.4 and in accordance with Section 6.6, each Company shall pay such invoice within 20 days of its receipt of such invoice. Such payment shall be made in Dollars by wire transfer of immediately available funds to REPG at the account specified in
Section 14.1 or any other account that REPG shall direct in a notice to the relevant Company at least ten Business Days prior to the date such payment is due.

         6.2 Monthly Invoices. The monthly invoice to each Company shall indicate, for the immediately preceding month, the amount and calculation of the compensation owing to REPG under Section 4.1 (whether or not due as a result of Section 4.2), any other amounts owing by



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that Company to REPG or REPG to that Company in respect of this Agreement and the net amount owing determined in accordance with Section 6.6.

         6.3 Late Payments. Any amount due from either Party hereunder not paid in full on or before the date such payment is due will incur a delayed payment charge on the unpaid amount from the original due date until the date paid at an annual rate equal to the prime rate of Chase Bank Texas N.A. or any successor institution in effect from time to time plus one percent, prorated by days, but not to exceed the maximum lawful rate.

         6.4 Billing Disputes. In the event of any dispute as to all or any portion of any monthly invoice, the disputing Company shall give notice of the dispute to REPG and shall nevertheless pay the full amount of the charges not subject to the dispute when due. Such notice shall state the amount involved in the dispute and set forth a full statement of the grounds on which such dispute is based. REPG shall give all due and prompt consideration to any such dispute and shall advise the disputing Company with regard to REPG's position relative thereto no later than 30 days following receipt of notice of the dispute. Upon final determination (whether by agreement, adjudication or otherwise) of the dispute:

                  6.4.1 if any monies are due from the disputing Company with respect to the amount in dispute, that Company shall pay or reimburse those monies, together with interest at the rate specified in Section
         6.3 from the original due date (or the original payment date in the case of a reimbursement) until the date paid or reimbursed, no later than 15 Business Days following such final determination; or

                  6.4.2 if any monies are due from REPG with respect to the amount in dispute, REPG shall pay or reimburse those monies, together with interest at the rate specified in Section 6.3 from the original due date (or the original payment date in the case of a reimbursement) until the date paid or reimbursed, no later than 15 Business Days following such final determination.

         6.5 Audits. Each Party shall provide or cause to be provided all information that any other Party may reasonably request to substantiate all invoices, adjustments and claims under this Agreement. Each Party shall, upon reasonable notice, have the right to audit, and each other Party shall make or cause to be made available any and all books and records of that other Party or its agents that relate to and are reasonably necessary for verification of charges and costs included in invoices rendered under this Agreement. Upon reasonable request, a Party being audited will be entitled to review the complete audit report and any supporting materials.

         6.6 Offset and Netting. The Parties shall discharge their obligations to pay through netting, so that the Party owing the greater aggregate amount (the "Paying Party") shall pay to the other Party (the "Non-Paying Party") the difference between the amount owed by the Paying Party and the amount owed by the Non-Paying Party. Subject to Sections 8.4, 11.2, 11.3, 11.4 and 11.5, each Party reserves to itself all rights, setoffs, counterclaims and other remedies and defenses that such Party has or may be entitled to arising from or out of this Agreement. Subject to Sections 8.4, 11.2, 11.3, 11.4 and 11.5, all outstanding obligations to make payments under this Agreement may be offset against each other, set-off or recouped from one another.



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         6.7 Taxes. Each Company shall pay all sales, use and other Taxes
(excluding income taxes incurred by REPG) and fees, if any, that may now or hereafter apply to the provision, purchase, sale or use of the Services requested by that Company. In the event REPG, on behalf of any Company, pays any Taxes or fees that are the responsibility of that Company under this Agreement, the amount so paid shall be added to the next monthly invoice submitted by REPG to that Company under this Section 6, and that Company shall pay such amount in accordance with this Section 6. Upon the reasonable request of any Company, REPG shall provide documents relating to Taxes or fees invoiced pursuant to this
Section 6.7.

                                    SECTION 7
                                  FORCE MAJEURE

         No Party shall be responsible, liable or deemed in breach of this Agreement for any delay or failure in the performance of its respective obligations under this Agreement (such Party referred to herein as the "Non-Performing Party") to the extent such delay or failure is due to the existence of Force Majeure. In the event of Force Majeure:

         7.1 the Non-Performing Party shall promptly give the other Parties notice (no later than 24 hours after learning of the Force Majeure) and shall provide the other Parties details of the Force Majeure within two days after learning of the Force Majeure;

         7.2 the suspension of performance shall be of no greater scope and of no longer duration than is reasonably attributable to the Force Majeure;

         7.3 the Non-Performing Party shall use diligent efforts to remedy its inability to perform; and

         7.4 when the Non-Performing Party is able to resume performance of its obligations under this Agreement, the Non-Performing Party shall promptly give the other Parties notice to that effect.

                                    SECTION 8
                                EVENTS OF DEFAULT

         8.1 Events of Default of REPG. An Event of Default shall be deemed to have occurred with respect to REPG upon the occurrence and during the continuance of any of the following events:

                  8.1.1 Bankruptcy of REPG;

                  8.1.2 REPG fails to pay any undisputed amount when due under this Agreement within 30 days after receiving notice of such failure from the Company or Companies to which the unpaid amount is due;

                  8.1.3 REPG fails to perform or observe any of its material obligations or covenants hereunder or otherwise is in material breach of this Agreement (other than payment obligations, which are specifically addressed in Section 8.1.2) and such failure or breach continues unremedied for a period of 30 days after receiving notice of such failure or breach from the Company or Companies affected by such failure or breach; or

                  8.1.4 Any representation or warranty made by REPG herein shall have been false when made and such misrepresentation has had or could reasonably be expected to have a material adverse effect on any Company;

         8.2 Event of Default of a Company. An Event of Default shall be deemed to have occurred with respect to a Company upon the occurrence and during the continuance of any of the following events:

                  8.2.1 Bankruptcy of that Company;

                  8.2.2 that Company fails to pay any undisputed amount when due under this Agreement within 30 days after receiving notice of such failure from REPG;

                  8.2.3 that Company fails to perform or observe any of its material obligations or covenants hereunder or otherwise is in material breach of this Agreement (other than payment obligations, which are specifically addressed in Section 8.2.2) and such failure or breach continues unremedied for a period of 30 days after receiving notice of such failure or breach from REPG; or

                  8.2.4 Any representation or warranty made by that Company herein shall have been false when made and such misrepresentation has had or could reasonably be expected to have a material adverse effect on REPG.

         8.3 Notice of Intent to Terminate. Upon the occurrence and during the continuation of any Event of Default, each Party not in default but affected by the Event of Default (for the avoidance of doubt, no Company shall be entitled to deliver a Notice of Intent to Terminate unless there exists an Event of Default by REPG) shall have the right to deliver to the defaulting Party or Parties a notice of intent to terminate this Agreement with respect to any or all Services ("Notice of Intent to Terminate"). The Notice of Intent to Terminate shall specify the Event of Default giving rise to such Notice of Intent to Terminate, the Service or Services being terminated and, in the case of a Notice of Intent to Terminate given by REPG, the Company or Companies in default. Except in the case of the Events of Default specified in Sections 8.1.1 and 8.2.1, the Parties affected (the defaulting Party or Parties and the Party giving the Notice of Intent to Terminate) shall, following the giving of a Notice of Intent to Terminate, consult for a period of up to 30 days as to what steps shall be taken. In the case of an Event of Default other than the ones specified in Sections 8.1.1 and 8.2.1, upon expiration of the 30-day period and unless the Parties affected shall have otherwise mutually agreed on a remedy or the Party in default shall have cured the Event of Default and, in the case of the Events of Default specified in Section 8.1.1 and 8.2.1, concurrently with the Notice of Intent to Terminate, the Party having given a Notice of Intent to Terminate may, by giving notice thereof to the defaulting Party (the "Termination for Default Notice"), (a) in the case of a Termination for Default Notice given by a Company, terminate this Agreement with respect to the Service or Services specified in the Notice of Intent to Terminate being provided by REPG to the Company, or (b) in the case of a Termination for Default Notice given by REPG, terminate this Agreement with respect to the

Service or Services specified in the Notice of Intent to Terminate being provided by REPG to the defaulting Company or Companies specified in the Notice of Intent to Terminate. The Termination for Default Notice shall specify the date as of which the termination shall apply.

                  8.3.1 Termination for Default Notice by a Company.

                           (i) Termination for Default Notice in respect of All
                  Services. If any Company provides to REPG a Termination for Default Notice in respect of all Services, this Agreement shall, on the corresponding Termination for Default Date, terminate in its entirety in respect of that Company but continue in full force and effect with respect to all Services to all other Companies that were being provided by REPG to those Companies prior to the corresponding Termination for Default Date.

                           (ii) Termination for Default Notice in respect of a
                  Particular Service or Particular Services. If any Company provides to REPG a Termination for Default Notice only in respect of a particular Service or particular Services, this Agreement shall, on the corresponding Termination for Default Date, terminate in respect of that Service or those Services to that Company but continue in full force and effect with respect to all other Services to that Company that were being provided by REPG to that Company prior to the corresponding Termination for Default Date and all Services to all other Companies that were being provided by REPG to those Companies prior to the corresponding Termination for Default Date.

                  8.3.2 Termination for Default Notice by REPG.

                           (i) Termination for Default Notice in respect of a
                  All Services to All Companies. If REPG provides to all Companies a Termination for Default Notice in respect of all Services to all Companies, this Agreement shall, on the corresponding Termination for Default Date, terminate in its entirety.

                           (ii) Termination for Default Notice in respect of All
                  Services to at Least One but not All Companies. If REPG provides to at least one but not all Companies a Termination for Default Notice in respect of all Services to that Company or those Companies, this Agreement shall, on the corresponding Termination for Default Date, terminate in its entirety in respect of the specified Company or Companies but continue in full force and effect with respect to all Services to all other Companies that were being provided by REPG to those Companies prior to the corresponding Termination for Default Date.

                           (iii) Termination for Default Notice in respect of a
                  Particular Service or Particular Services to All Companies. If REPG provides to all Companies a Termination for Default Notice only in respect of a particular Service or particular Services to all Companies, this Agreement shall, on the corresponding Termination for Default Date, terminate in respect of that Service or those Services to all Companies but continue in full force and effect with respect to all other Services to all Companies that were being provided by REPG to those Companies prior to the corresponding Termination for Default Date.

                           (iv) Termination for Default Notice in respect of a
                  Particular Service or Particular Services to at Least One but not All Companies. If REPG provides to at least one but not all Companies a Termination for Default Notice only in respect of a particular Service or particular Services to that Company or those Companies, this Agreement shall, on the corresponding Termination for Default Date, terminate in respect of that Service or those Services to the specified Company or Companies but continue in full force and effect with respect to all other Services to the specified Company or Companies that were being provided by REPG to that Company or those Companies prior to the corresponding Termination for Default Date and all Services to all other Companies that were being provided by REPG to those Companies prior to the corresponding Termination for Default Date.

No Party shall have any liability or obligation to the other Parties arising out of a termination of this Agreement in whole or in part in accordance with this
Section 8.3. Notwithstanding the foregoing and subject to Sections 8.4, 11.2, 11.3, 11.4 and 11.5, termination of this Agreement in whole or in part in accordance with this Section 8.3 shall not relieve the Parties of any liability or obligation for amounts owing in respect of the period prior to that termination.

         8.4 Remedies Cumulative. In addition to its right to terminate this Agreement in whole or in part pursuant to Section 8.3, REPG may, in the case of an Event of Default by a Company, (a) withhold any payments due to that Company in respect of this Agreement for so long as the Event of Default is continuing,
(b) terminate this Agreement in whole or in part pursuant to Section 5 and (c) pursue any other remedy or remedies available in contract, at law or in equity, including those rights provided in Section 6.6 (provided that no Party shall be entitled to terminate this Agreement except as provided in Section 5 or Section 8.3). Notwithstanding anything in this Agreement to the contrary, termination pursuant to Section 5 or Section 8.3 shall be each Company's sole remedy and REPG's sole liability for default (whether or not an Event of Default) by REPG, except in the case of fraud or intentional tort by REPG.

                                    SECTION 9
                                     WAIVER

         Failure by any Party to exercise any of its rights under this Agreement shall not constitute a waiver of those rights. No Party shall be deemed to have waived any right resulting from any failure to perform by any other Party unless that Party has made such waiver specifically in writing, and no such waiver shall operate as a waiver of any other past or future failure to perform, whether of a like or different character.

                                   SECTION 10
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         10.1 Representations and Warranties of Each Company. Each Company represents and warrants as follows:

                  10.1.1 the Company is (a) in the case of Reliant Energy Mid-Atlantic Power Holdings LLC, Reliant Energy Maryland Holdings LLC or Reliant Energy New Jersey Holdings LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware, (b) in the case of Reliant Energy Northeast Management Company, a corporation duly organized and validly existing under the laws of the State of Pennsylvania and (c) in the case of Reliant Energy Power Services, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware;

                  10.1.2 the Company is in good standing and is qualified to do business in all jurisdictions in which the nature of the business conducted by the Company makes such qualification necessary and where failure so to qualify can reasonably be expected to have a material adverse effect upon the Company's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement;

                  10.1.3 the Company has full legal right, power and authority to execute, deliver and perform this Agreement;

                  10.1.4 the Company has taken all appropriate and necessary limited liability company or corporate, as the case may be, action to authorize the execution, delivery and performance of this Agreement;

                  10.1.5 the Company has obtained all consents, approvals, authorizations and permits necessary for the valid execution, delivery and performance of this Agreement;

                  10.1.6 this Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Law or by limitation upon the availability of equitable remedies;

                  10.1.7 the Company is not in violation of any applicable Law promulgated or judgment entered by any Governmental Body, which violation or violations, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon the Company's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement;

                  10.1.8 there are no legal or arbitration proceedings or any proceeding by or before any Governmental Body now pending or, to the best of the Company's knowledge, threatened against the Company, which, if adversely determined, would reasonably be expected to have a material adverse effect upon the Company's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement;

                  10.1.9 the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with the terms and provisions hereof and the carrying out by the Company of the transactions contemplated hereby, (a) does not and will not conflict with or result in a breach or violation of any of the terms or provisions of the organizational documents of the Company and (b) to the best of the Company's knowledge, does not and will not conflict with or result in a breach or violation of any of the terms or provisions of or result in a default under or result in the imposition of any lien upon its properties pursuant to (i) any Law or any order, writ, injunction, judgment or decree by any court or other Governmental Body against the Company or by which the Company or any of its properties is bound or (ii) any loan agreement, indenture, mortgage, note, resolution, bond, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound; and

                  10.1.10 the Company is sophisticated and experienced in matters relating to the subject of this Agreement, is acting for its own account, has made its own independent decision to enter into this Agreement and each transaction under this Agreement and as to whether this Agreement and each such transaction is appropriate and proper for it based on its own judgment, is not relying on the advice or recommendations of REPG in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Agreement and each such transaction;

                  10.1.11 the Company is a "forward contract merchant" within the meaning of the United States Bankruptcy Code;

                  10.1.12 the Company has entered into this Agreement and each transaction under this Agreement in connection with the conduct of its business and it has the capacity or ability to receive or use the Services that are the subject of this Agreement and each such transaction; and

                  10.1.13 with respect to each transaction under this Agreement involving the provision of a Service, it is a producer, processor, commercial user or merchant using that Service, and it is entering into such transaction for purposes related to its business as such.

         10.2 Representations and Warranties of REPG. REPG represents and warrants as follows:

                  10.2.1 REPG is a corporation, duly organized and validly existing under the laws of the State of Delaware and is in good standing and is qualified to do business in all jurisdictions in which the nature of the business conducted by REPG makes such qualification necessary and where failure so to qualify would reasonably be expected to have a material adverse effect upon REPG's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement;

                  10.2.2 REPG has full legal right, power and authority to execute, deliver and perform this Agreement;

                  10.2.3 REPG has taken all appropriate and necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                  10.2.4 REPG has obtained all consents, approvals, authorizations and permits necessary for the valid execution, delivery and performance of this Agreement;

                  10.2.5 this Agreement has been duly executed by REPG and constitutes a legal, valid and binding obligation of REPG, enforceable against REPG in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Law or by limitation upon the availability of equitable remedies;

                  10.2.6 REPG is not in violation of any applicable Law promulgated or judgment entered by any Governmental Body, which violation or violations, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon REPG's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement;

                  10.2.7 there are no legal or arbitration proceedings or any proceeding by or before any Governmental Body now pending or, to the best of REPG's knowledge, threatened against REPG, which, if adversely determined, would reasonably be expected to have a material adverse effect upon REPG's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement; and

                  10.2.8 the execution, delivery and performance by REPG of this Agreement, the compliance by REPG with the terms and provisions hereof and the carrying out by REPG of the transactions contemplated hereby,
         (a) does not and will not conflict with or result in a breach or violation of any of the terms or provisions of the organizational documents of REPG and (b) to the best of REPG's knowledge, does not and will not conflict with or result in a breach or violation of any of the terms or provisions of or result in a default under or result in the imposition of any lien upon its properties pursuant to (i) any Law or any order, writ, injunction, judgment or decree by any court or other Governmental Body against REPG or by which REPG or any of its properties is bound or (ii) any loan agreement, indenture, mortgage, note, resolution, bond, contract or other agreement or instrument to which REPG is a party or by which REPG or any of its properties is bound.

         10.3 Acknowledgments. Each Company understands and agrees that (a) in REPG's performance of its obligations under this Agreement, REPG is not acting as a commodity pool operator, commodity trading adviser, investment adviser or in any fiduciary capacity with respect to the Companies, (b) REPG shall have no obligation hereunder for compliance with any Law or regulation governing the conduct of commodity pool operators, commodity trading advisers, investment advisers or fiduciaries, (c) REPG may enter into transactions on its own behalf involving the provisions and receipt of the same types of services, in the same geographic region, at the same time and with the same counterparties as those it enters into on behalf of the Companies in its capacities as contemplated by this Agreement and (d) those activities described in (c) above undertaken by REPG on its own behalf in no way constitute a breach of, or otherwise modify, any duty or obligation by REPG under this Agreement. Each Company hereby acknowledges that, to the extent that REPG may act as agent of the Companies as provided in

Section 3.1, REPG's role as agent shall be limited to the legal ability to bind the Companies to agreements entered into on behalf of the Companies pursuant to
Section 3.1, and no fiduciary duty or other legal duty or obligation imposed on an agent toward a principal or any other Person shall be imposed on REPG by virtue of Section 3.1 or REPG's entry into agreements as agent pursuant thereto. Each of the Companies hereby waives any and all rights that it may otherwise have under applicable Law or legal precedents to make any claims or take any action against REPG or any REPG Related Person based on any theory of agency, fiduciary duty or other special standard of care.

         10.4 WARRANTY DISCLAIMERS. EACH PARTY ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS AGREEMENT AND IS CONTRACTING TO PROVIDE OR RECEIVE THE SERVICES BASED SOLELY UPON THE EXPRESSED REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT. THE PARTIES NEGATE ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO SERVICES PROVIDED UNDER THIS AGREEMENT, WHETHER WRITTEN OR ORAL, EXPRESSED OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

                                   SECTION 11
                              LIABILITY OF PARTIES

         11.1 INDEMNITY. EACH COMPANY (EACH, AN "INDEMNIFYING PARTY") SHALL FULLY INDEMNIFY AND DEFEND THE REPG RELATED PERSONS (THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES, INJURIES, LIABILITIES, CLAIMS, DEMANDS, PENALTIES AND INTEREST, INCLUDING THIRD-PARTY CLAIMS AND REASONABLE ATTORNEYS' FEES ("DAMAGES"), DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT OR A SERVICE ARRANGEMENT UNLESS CAUSED SOLELY BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT THE INDEMNIFYING PARTY SHALL HAVE THE SOLE RIGHT TO CONTROL THE DEFENSE OF ANY CLAIM OR ACTION WITH RESPECT TO WHICH IT MAY BE LIABLE TO PROVIDE INDEMNIFICATION PURSUANT TO THIS AGREEMENT, INCLUDING THE SETTLEMENT OR COMPROMISE THEREOF, EXCEPT THAT NO INDEMNIFYING PARTY SHALL SETTLE ANY SUCH CLAIM OR ACTION WITHOUT THE PRIOR CONSENT OF THE INDEMNIFIED PARTY.

         11.2 LIMITATION ON DAMAGES. THE LIABILITY OF REPG DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT AND THE SERVICE ARRANGEMENTS IS LIMITED TO THE COMPENSATION PAID TO REPG FOR SUCH SERVICES. NEITHER ANY PARTY NOR ITS AFFILIATES NOR THEIR RESPECTIVE AGENTS, REPRESENTATIVES, CONTRACTORS OR SUBCONTRACTORS NOR THE PARTNERS, MEMBERS, PARTICIPANTS, PRINCIPALS, REPRESENTATIVES, SHAREHOLDERS, DIRECTORS, TRUSTEES, OFFICERS, AGENTS, EMPLOYEES, SUCCESSORS OR ASSIGNS OF ANY OF THEM SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTIES OR THEIR

RESPECTIVE SUBSIDIARIES OR AFFILIATES OR THE OFFICERS, AGENTS, EMPLOYEES, REPRESENTATIVES, PARTICIPANTS, PARTNERS, MEMBERS, SHAREHOLDERS, PRINCIPALS, DIRECTORS OR TRUSTEES OF ANY OF THEM FOR CLAIMS FOR INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY NATURE, ARISING AT ANY TIME, FROM ANY CAUSE WHATSOEVER, WHETHER ARISING IN TORT, CONTRACT, WARRANTY, STRICT LIABILITY, BY OPERATION OF LAW OR OTHERWISE, CONNECTED WITH OR RESULTING FROM PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS SECTION
11.2 SHALL NOT APPLY TO THIRD-PARTY CLAIMS IN RESPECT OF WHICH, BUT FOR THIS
SECTION 11.2, THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 11.1 WOULD APPLY.

         11.3 LIMITED RECOURSE. NEITHER ANY PARTNER, SHAREHOLDER, MEMBER, PARENT COMPANY OR OTHER AFFILIATE OF ANY PARTY (OR ANY OFFICER OR DIRECTOR OF ANY THEREOF) NOR ANY PARTNER, SHAREHOLDER, MEMBER, PARENT COMPANY OR OTHER AFFILIATE OR SUCCESSOR-IN-INTEREST OF SUCH PARTNER, SHAREHOLDER, MEMBER, PARENT COMPANY OR OTHER AFFILIATE (OR ANY OFFICER OR DIRECTOR OF ANY THEREOF) SHALL HAVE ANY PERSONAL LIABILITY OR RESPONSIBILITY FOR, RELATING TO OR IN CONNECTION WITH THAT PARTY'S FAILURE TO PROPERLY PERFORM ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS AGREEMENT.

         11.4 Limitation on Remedies. Notwithstanding anything in this Agreement or under applicable Law to the contrary, termination pursuant to Section 5 or
Section 8.3 shall be each Company's sole remedy and REPG's sole liability for any non-performance, inadequate performance, faulty performance or other failure or breach by REPG under or relating to this Agreement, except in the case of fraud or intentional tort by REPG. Each Company hereby expressly waives any right such Company may otherwise have to claim, collect or receive Damages, to enforce specific performance or to pursue any other remedy available in contract, at law or in equity in the event of any non-performance, inadequate performance, faulty performance or other failure or breach by REPG under or relating to this Agreement, except in the case of fraud or intentional tort by REPG.

         11.5 Performance of Third Parties. The Parties hereby acknowledge and agree that REPG shall have no responsibility or liability for the non-performance, inadequate performance, faulty performance or other failure or breach by a Service Provider or other third party pursuant to, in connection with or relating to any Service Arrangement or in any other way related to or affecting the Services or this Agreement. In particular, REPG shall not be responsible, liable or deemed in breach of this Agreement for any delay or failure in the performance of its obligations under this Agreement (including payment) to the extent such delay or failure is due to the non-performance, inadequate performance, faulty performance or other failure or breach by a Service Provider or other third party pursuant to, in connection with or relating to any Service Arrangement or in any other way related to or affecting the Services or this Agreement.

                                   SECTION 12
                        ASSIGNMENT; ADDITIONAL COMPANIES

         12.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

         12.2 Assignment by REPG. REPG may assign this Agreement or any of its rights or obligations hereunder (a) to any of its Affiliates in its sole discretion without the requirement of consent from any Company and (b) to any non-Affiliate with consent from each Company, which consent may be withheld in each Company's sole discretion.

         12.3 Assignment by the Company. Except to the extent provided in
Section 12.4, no Company may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of REPG, which may be withheld in REPG's sole discretion.

         12.4 Assignment for Financing. Each Company may, for purposes of securing financing from the Financing Parties and without the requirement of consent from REPG but upon prior notice to REPG, collaterally assign or create security over all of its assets, including its rights and interests under or pursuant to this Agreement, as security for that Company's obligations to the Financing Parties.

         12.5 Additional Companies. In the event that Reliant Energy Mid-Atlantic Power Holdings LLC has, from time to time, any direct or indirect subsidiary that has an ownership interest in, leases or operates any electric generating facilit(y)(ies) but is not a "Company" and "Party" for purposes of this Agreement, that subsidiary shall, in its sole discretion, have the right to become a "Company" and "Party" for purposes of this Agreement by giving notice to REPG and the other Companies accompanied by a written instrument in which that subsidiary agrees to be legally bound by all of the terms, covenants and conditions of, and makes all of the representations and warranties included in, this Agreement as if that subsidiary originally had been a "Company" and "Party" under this Agreement. Upon delivery of that notice and written instrument, that subsidiary shall be a "Company" and "Party" for all purposes of this Agreement (and the definitions of "Company," "Companies," "Party" and "Parties" shall be deemed amended accordingly) and the electric generating facilit(y)(ies) in which that subsidiary has an ownership interest or which that subsidiary leases or operates shall be "Facilities" for all purposes of this Agreement. Each such subsidiary of Reliant Energy Mid-Atlantic Power Holdings LLC shall be a third-party beneficiary of this provision.

                                   SECTION 13
                                    AMENDMENT

         This Agreement may be amended or modified only by an instrument in writing signed by all Parties. Unless the Parties mutually agree, no Party or any Affiliate of any Party may make application to FERC seeking any change in this Agreement pursuant to the provisions of Sections 205 or 206 of the Federal Power Act, nor support any such application by a third party.

                                   SECTION 14
                                     NOTICES

         Any notice required or permitted to be given hereunder shall be in writing and shall (as elected by the Party giving such notice) be (a) personally delivered, (b) transmitted by postage prepaid registered mail, (c) transmitted by a recognized overnight courier service or (d) transmitted by facsimile to the receiving Party or Parties as follows:

         14.1     In the case of REPG:

                  All Notices except Payments:

                  Reliant Energy Power Generation, Inc.
                  1111 Louisiana
                  Houston, Texas 77002
                  Telephone: (713) 207-9562
                  Facsimile: (713) 207-5012
                  Attention: Power Generation Accounting

                  With a copy to:

                  Reliant Energy Wholesale Group
                  P.O. Box 61867
                  Houston, Texas 77208
                  Telephone: (713) 207-7465
                  Facsimile: (713) 207-0116
                  Attention: Vice President and General Counsel, Wholesale
                             Energy Group

                  Payments:

                  Account Name: Reliant Energy Power Generation, Inc.
                  Bank: Chase Bank of Texas, N.A., Houston, Texas
                  Account No.: 00100554287
                  ABA No.: 113000609

         14.2     In the case of each Company:

                  All Notices:

                  [NAME OF COMPANY]
                  c/o Reliant Energy Power Generation, Inc.
                  1111 Louisiana
                  Houston, Texas 77002
                  Telephone: (713) 207-9562
                  Facsimile: (713) 207-5012
                  Attention: Power Generation Accounting

                  With a copy to:

                  Reliant Energy Wholesale Group
                  P.O. Box 61867
                  Houston, Texas 77208
                  Telephone: (713) 207-7465
                  Facsimile: (713) 207-0116
                  Attention: Vice President and General Counsel, Wholesale
                             Energy Group

All notices and other communications shall be deemed to have been duly given on
(a) the date of receipt if delivered personally, (b) three days after the date of posting if transmitted by mail, (c) the next Business Day after delivery to the courier if transmitted by courier or (d) the date of transmission with confirmation if transmitted by facsimile, whichever shall first occur. Any Party may change its address for purposes hereof by notice to the other Party.

                                   SECTION 15
                   APPLICABLE LAW; SUBMISSION TO JURISDICTION

         THIS AGREEMENT IS MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISIONS THEREOF THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES AGREE THAT ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT WILL BE INSTITUTED IN A FEDERAL OR STATE COURT LOCATED IN HARRIS COUNTY, TEXAS AND EACH PARTY WAIVES ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                                   SECTION 16
                                  SEVERABILITY

         The invalidity or unenforceability of any provision or portion of this Agreement will not affect the validity of the remainder of this Agreement. If any provision of this Agreement is determined to be invalid or unenforceable, the Parties will negotiate in good faith to agree upon substitute provisions to carry out the purpose and intent of the invalid or unenforceable provision.

                                   SECTION 17
                                ENTIRE AGREEMENT

         This Agreement contains the complete agreement of the Parties hereto with respect to the matters contained herein and supersedes all other agreements, understandings and negotiations, whether written or oral, with respect to the matters contained herein.

                                   SECTION 18
                          NO THIRD PARTY BENEFICIARIES

         Except as otherwise expressly stated herein, this Agreement is intended to be solely for the benefit of the Parties hereto and their respective successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any third party not a signatory hereto.

                                   SECTION 19
                                  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

                                   SECTION 20
                         INFORMATION AND CONFIDENTIALITY

         No Party shall disclose or otherwise make available to any other Person any information of a technical, commercial or business nature regarding the Facilities or this Agreement ("Confidential Information") without the prior written consent of the Part(y)(ies) from which that Confidential Information was received. Confidential Information shall not include information which (a) the receiving Party can demonstrate was known to it prior to its disclosure by the disclosing Part(y)(ies), (b) is, or later becomes, public knowledge without breach of this Agreement by the receiving Party, (c) was received by the receiving Party from a third party without, to the reasonable belief of the receiving Party, obligation of confidentiality or (d) is developed by the receiving Party independently from Confidential Information received from the disclosing Part(y)(ies), as evidenced by appropriate documentation. In the event that disclosure is required by court order or a Governmental Body, the Party subject to such requirement may disclose Confidential Information to the extent so required, but shall promptly notify the disclosing Part(y)(ies) and shall use reasonable efforts to obtain protective orders or similar restraints with respect to such disclosure.

                                   SECTION 21
                             INDEPENDENT CONTRACTOR

         Notwithstanding that REPG is an Affiliate of each Company, REPG's relationship to each Company under this Agreement is that of a separate entity and an independent contractor. Neither REPG nor any REPG Related Person shall be deemed to be the agent, representative, employee or servant of any Company. This Agreement shall not constitute REPG as the legal representative or agent of any Company nor shall REPG have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of, or on behalf of any Company or any Company Related Person, except to the extent expressly authorized by Section 3.1. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated under this Agreement shall create or constitute a partnership, joint venture or other form of business organization or arrangement between or among one or more of the Companies and REPG, except for the contractual arrangements specifically set forth in this Agreement.

         IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the day and year above written.

                                       RELIANT ENERGY POWER GENERATION, INC.


                                       By:
                                          --------------------------------------
                                          J. Douglas Divine
                                          Senior Vice President-Generation
                                          Development


                                       RELIANT ENERGY MID-ATLANTIC POWER
                                       HOLDINGS LLC

                                       By:
                                          --------------------------------------
                                          James E. Hammelman
                                          Treasurer


                                       RELIANT ENERGY MARYLAND HOLDINGS LLC


                                       By:
                                          --------------------------------------
                                          James E. Hammelman
                                          Treasurer


                                       RELIANT ENERGY NEW JERSEY HOLDINGS LLC


                                       By:
                                          --------------------------------------
                                          James E. Hammelman
                                          Treasurer


                                       RELIANT ENERGY NORTHEAST MANAGEMENT
                                       COMPANY


                                       By:
                                          --------------------------------------
                                          James E. Hammelman
                                          Treasurer

                                       RELIANT ENERGY POWER SERVICES, INC.


                                       By:
                                          --------------------------------------
                                          James E. Hammelman
                                          Treasurer



                   Signature Page to Support Service Agreement